Exhibit 10.3

REAL ESTATE MATTERS AGREEMENT
DATED AS OF NOVEMBER 27, 2015
by and between COMPUTER SCIENCES CORPORATION and CSRA INC.

Exhibit 10.3

Contents
Section                                                     Page

1. Definitions and Interpretation	1
1.1 General	1
1.2 References; Interpretation	4
2. Owned and Leased Real Properties	5
2.1 Owned Real Properties	5
2.2 Leased Real Properties	5
2.3 Lease Consents	5
2.4 Releases	6
2.5 Temporary Occupancy	7
2.6 Performance of Leases	7
2.7 Alternative Sublease	8
2.8 Form of Transfer	9
2.9 Title to the Properties	9
2.10 Condition of Properties	9
2.11 Lease Termination	10
2.12 Tenant’s Fixtures and Fittings	10
2.13 Lease Extensions	10
2.14 Costs and Expenses	10
2.15 Landlord Estoppel Certificates	11
2.16 Title Insurance	11
3. Shared Properties	11
3.1 Falls Church Facility Lease	11
3.2 Sterling Facility Lease	11
3.3 El Segundo Facility Sublease	11
3.4 Hanover Facility Sublease	11
4. Indemnification	12
4.1 Notice of Default Under the Guaranteed Leases; Indemnification and Reimbursement	12
4.2 Termination of Assignment Upon Breach or Event of Default	13
4.3 No Obligation to Pay Rent	15
5. Covenants	15
5.1 Merger	15
5.2 Security Interests	15
5.3 Sharing of Information	16
5.4 Limitation on Assignment	16
5.5 Further Assurances	16
6. Miscellaneous	16
6.1 Notices	16
6.2 Amendment and Waiver	16
6.3 Entire Agreement	17

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Exhibit 10.3

6.4 Assignment; Successors and Assigns	17
6.5 Severability	17
6.6 Governing Law; Jurisdiction	17
6.7 Waiver of Jury Trial	18
6.8 Counterparts	18
6.9 Third Party Beneficiaries	18
6.10 Force Majeure	18
6.11 Double Recovery	19
6.12 Title and Headings	19
6.13 Construction	19
Signatory	20

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Exhibit 10.3

List of Schedules and Exhibits

Schedule 2.2	Leased Real Properties
Exhibit 1	Forms of Conveyance For Owned Real Property
Exhibit 2	Form of Assignment and Notice for Leased Real Properties
Exhibit 3	Form of Assignment and Consent Request for Leased Real Properties
Exhibit 4	Form of Sublease
Exhibit 5	Falls Church Lease
Exhibit 6	Sterling Lease
Exhibit 7	Segundo Sublease
Exhibit 8	Hanover Sublease

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Exhibit 10.3

This REAL ESTATE MATTERS AGREEMENT (this “Agreement”) is dated as of November 27, 2015 by and between Computer Sciences Corporation, a Nevada corporation (“CSC”), and CSRA Inc., a Nevada corporation (“CSRA”). Each of CSC and CSRA is sometimes referred to herein as a “Party” and, collectively, as the “Parties”.
WHEREAS:

(A)	CSC, acting directly and through its direct and indirect Subsidiaries, currently conducts the CSC Business and the CSRA Business;

(B)
CSC and CSRA have entered into the Master Separation and Distribution Agreement by and between CSC and CSRA dated as of the date hereof (the “Master Separation and Distribution Agreement”), in connection with the separation of the CSRA Business from CSC and the Distribution of CSRA Common Stock to stockholders of CSC;

(C)	in connection therewith, the Parties desire to enter into this Agreement.
NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	General
Capitalized terms used in this Agreement and not defined herein shall have the meanings that such terms have in the Master Separation and Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)
“Action” shall mean any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, case, litigation, proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal.

(b)
“Actual Closing” shall mean, with respect to each Leased Real Property, the consummation of the assignment or transfer of the rights, title and interest of CSC or its applicable Subsidiary in and to the Lease of such Leased Real Property to CSRA or one of its Subsidiaries.

(c)	“Ancillary Agreements” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(d)	“Agreement” shall mean this Real Estate Matters Agreement, together with all amendments, modifications, and changes hereto entered into pursuant to Section 6.2.

(e)	“Business Day” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(f)	“Contracts” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(g)	“CSC” shall have the meaning set forth in the preamble to this Agreement.

(h)	“CSC Group” shall have the meaning set forth in the Master Separation and Distribution Agreement.

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Exhibit 10.3

(i)	“CSC Indemnitees” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(j)	“CSRA” shall have the meaning set forth in the preamble to this Agreement.

(k)	“CSRA Business” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(l)	“Distribution” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(m)	“Distribution Date” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(n)	“El Segundo Facility” shall mean the real property located at 220 Continental Boulevard, El Segundo, California 90245.

(o)	“Falls Church Facility” shall mean the real property located at 3170 Fairview Park Drive, Falls Church, Virginia 22042.

(p)
“Guaranteed Leases” shall mean any Leases as to which CSC or any member of the CSC Group has not received a Release and as to which Obligations remain at the time any determination with respect thereto is made.

(q)	“Guaranteed Properties” shall mean any Leased Real Properties leased, used or occupied under any Guaranteed Leases.

(r)
“Guaranteed Rent” shall mean the aggregate annual rent, additional rent and other charges, costs and expenses that CSRA or any of its Subsidiaries is required to pay to the Landlords under the Guaranteed Leases from time to time through the remaining terms of the Guaranteed Leases, regardless of such Person’s volume of business.

(s)	“Hanover Facility” shall mean the real property located at 7459 Candlewood Road, Hanover, Maryland 21076.

(t)
“Landlord” shall mean (i) the holder of the landlord’s rights, title and interests in and to any Lease from time to time, (ii) with respect to the Lease Consents, any other Person from which any consent or waiver is required to assign any Lease or sublease any Leased Real Property to CSRA or its applicable Subsidiary on the terms and conditions of this Agreement, and (iii) with respect to the release of all Liabilities of CSC or any of its Subsidiaries under any Lease, any other Person having the right to enforce any such Liabilities.

(u)
“Lease” shall mean, with respect to each Leased Real Property, any lease, sublease or other agreement under which CSC or its applicable Subsidiary (including, for the avoidance of doubt, through any division of CSC or any such Subsidiary) holds a leasehold interest in such Leased Real Property or has the right to use or occupy such Leased Real Property, together with any amendments or extensions of such leases, subleases or agreements, any guaranty of such lease, sublease or agreement by any member of the CSC Group, and any other agreements affecting such leases, subleases or agreements, such leasehold interest or the use and occupancy of such Leased Real Property.

(v)
“Lease Consents” shall mean all consents under, or amendments or waivers of any provision of, any Leases required (i) to assign the Lease or sublease the applicable Leased Real Property to CSRA or its applicable

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Exhibit 10.3

Subsidiary on the terms and conditions of this Agreement and (ii) in order to prevent a breach or default thereunder, in connection with the consummation of the Distribution.

(w)
“Lease Requiring Consent” shall mean any Lease (i) which prohibits the assignment of such Lease, or the sublease of the applicable Leased Real Property, to CSRA or its applicable Subsidiary or (ii) under which the consent of any Landlord is required for assignment of such Lease, or the sublease of the applicable Leased Real Property, to CSRA or such Subsidiary, on the terms and conditions of this Agreement or, in order to prevent a breach or default thereunder, in connection with the consummation of the Distribution.

(x)
“Lease Requiring Notice” shall mean any Lease under which notice to any Landlord is required for assignment of such Lease, or the sublease of the applicable Leased Real Property, to CSRA or its applicable Subsidiary, on the terms and conditions of this Agreement or, in order to prevent a breach or default thereunder, in connection with the consummation of the Distribution.

(y)
“Leased Real Properties” shall mean those real properties, including without limitation any land, buildings, fixtures and other improvements constituting real property, leased or otherwise used and occupied by CSC or one of its Subsidiaries and identified in Schedule 2.2, together with (i) all easements, rights-of-way, restrictions, reservations and other rights and interests appurtenant to such real properties and (ii) all of CSC’s or such Subsidiary’s rights, interests and obligations under any subleases, licenses or other agreements regarding the use or occupancy of all or any portion of any such real property.

(z)	“Letter of Credit” shall mean an irrevocable standby letter of credit in the Required Amount issued by a Qualified Bank for the benefit of CSC on terms and conditions satisfactory to CSC.

(aa)	“Letter of Credit Term” shall have the meaning set forth in Section 5.1(b) of this Agreement.

(bb)	“Liabilities” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(cc)	“Loss” or “Losses” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(dd)	“Master Separation and Distribution Agreement” shall have the meaning set forth in the recitals to this Agreement.

(ee)	“Obtaining Party” shall have the meaning set forth in Section 2.6(b) of this Agreement.

(ff)
“Obligations” shall mean all Liabilities of CSC or its Subsidiaries as lessee, assignor, sublessor, guarantor or otherwise under or relating to any Lease, including, without limitation, any guarantee, surety, letter of credit, security deposit or other security which CSC or its Subsidiaries have provided or will provide to a Landlord with respect to any Lease, to the extent such Liabilities have not expired, terminated or been fully and unconditionally released.

(gg)
“Owned Real Properties” shall mean (i) that real property, including without limitation all land and any buildings, fixtures and other improvements on such land, owned by CSC or one of its Subsidiaries located at 3170 Fairview Park Drive, Falls Church, Virginia 22042 and (ii) that real property, including without limitation all land and any buildings, fixtures and other improvements on such land, owned by CSC or one of its Subsidiaries located at 142 Hershal Windham Drive and 500 Industrial Boulevard, each in Daleville, Alabama 36322, in each case together with (A) all easements, rights-of-way, restrictions, reservations and other rights and interests appurtenant to such real properties and (B) such owners’ rights, interests and

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Exhibit 10.3

obligations under any leases, subleases, licenses or other agreements regarding the use or occupancy of all or any portion of any such real property.

(hh)	“Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement.

(ii)	“Person” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(jj)	“Properties” shall mean the Owned Real Properties and the Leased Real Properties.

(kk)	“Proposed Transfer” shall have the meaning set forth in Section 5.4.

(ll)	“Proposed Transferee” shall have the meaning set forth in Section 5.4.

(mm)	“Qualified Bank” shall be a financial institution with a minimum rating of A by Standard & Poor’s or a minimum rating of A2 by Moody’s Investors Services.

(nn)	“Related Property” shall have the meaning set forth in Section 4.2(b) of this Agreement.

(oo)
“Release” shall mean, with respect to each Lease, the unconditional release of all Liabilities of CSC or its Subsidiaries under such Lease, including, without limitation, the termination and return of any guarantee, surety, letter of credit, security deposit or other security which CSC or any of its Subsidiaries has provided to any Landlord with respect to such Lease.

(pp)	“Required Amount” shall mean one hundred percent (100%) of the Guaranteed Rent.

(qq)	“Sterling Facility” shall mean the real property located at 45154 Underwood Lane, Sterling, Virginia 20166.

(rr)	“Subsidiary” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(ss)	“Surviving Person” shall have the meaning set forth in Section 5.1(a).

(tt)	“Transaction” shall have the meaning set forth in Section 5.1(a).

(uu)
“Transfer” shall mean transfer, contribute, distribute, assign, and/or convey (and deliver, as applicable), or cause to be transferred, contributed, distributed, assigned, and/or conveyed (and delivered, as applicable).

(vv)	“Virginia Courts” shall have the meaning set forth in Section 6.6.

1.2	References; Interpretation
References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. The words “written request” when used in this Agreement

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Exhibit 10.3

shall include email. In the event of any inconsistency or conflict that may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.

2.	OWNED AND LEASED REAL PROPERTIES

2.1	Owned Real Properties
CSC shall convey or otherwise Transfer to CSRA or its designated Subsidiary, or cause its applicable Subsidiary to convey or otherwise Transfer to CSRA or its designated Subsidiary, and CSRA shall accept, or cause its applicable Subsidiary to accept, all of CSC’s or its Subsidiary’s rights, title and interests in and to the Owned Real Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Master Separation and Distribution Agreement and the other Ancillary Agreements. The Parties shall use commercially reasonable efforts to effect such conveyance or Transfer prior to the Distribution Date or as soon as practicable thereafter.

2.2	Leased Real Properties
CSC shall assign or otherwise Transfer to CSRA or its designated Subsidiary, or cause its applicable Subsidiary to assign or otherwise Transfer to CSRA or its designated Subsidiary, and CSRA shall accept and assume, or cause its designated Subsidiary to accept and assume, all of CSC’s or its Subsidiary’s rights, title, interests in and to, and obligations under, the Leases (including thereunder, any right, title and interest in and to any security deposits and related interest posted in accordance with such Leases), subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Master Separation and Distribution Agreement and the other Ancillary Agreements. The Parties shall use commercially reasonable efforts to effect such Transfer prior to the Distribution Date or as soon as practicable thereafter.

2.3
Lease ConsentsCSC has provided or plans to provide prior to the Distribution Date any notice required to be delivered under each Lease Requiring Notice substantially in the form of Exhibit 2 attached hereto and has requested the Lease Consents by written notice substantially in the form of Exhibit 3 attached hereto to the Landlord with respect to each Lease Requiring Consent. Each such written notice for Lease Consents requests consent with respect to (i) the assignment of the Lease by CSC or its applicable Subsidiary to CSRA or its designated Subsidiary and (ii) to the extent required under the Lease, the change of affiliation and/or control of CSRA that may occur in connection with the Distribution. CSC or its applicable Subsidiary shall use commercially reasonable efforts to obtain such Lease Consents.

(a)
CSRA shall cooperate as reasonably requested by CSC to obtain the Lease Consents. Neither CSC nor any of its Subsidiaries shall have any liability to CSRA or any of its Subsidiaries arising out of, or relating to, the failure to obtain any Lease Consents or any default, loss of any rights or acceleration of any obligations under, or any termination of, any Lease Requiring Consent as a result of any failure to obtain any Lease Consents. If and to the extent that a Lease Requiring Consent provides the applicable Landlord the opportunity to recapture all or a portion of a leased premises due to a request for a Lease Consent and such Lease Requiring Consent permits a request to be withdrawn (or words of similar import) upon such Landlord’s election so to recapture, then, if CSRA so requests in writing, CSC shall use commercially reasonable efforts to exercise such right to withdraw a request for Lease Consent.

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Exhibit 10.3

(b)
CSRA shall use its commercially reasonable efforts to satisfy promptly, or cause its applicable Subsidiaries to use their commercially reasonable efforts to satisfy promptly, all of the requirements set forth in each Lease Requiring Consent and any other lawful and reasonable requirements of the Landlord in obtaining the Lease Consents, including, without limitation:

(i)
if required by any Landlord with respect to any Lease Requiring Consent, entering into an agreement with such Landlord to assume, observe and perform the tenant’s obligations under such Lease Requiring Consent during the remainder of the term of such Lease Requiring Consent; and

(ii)
if required by any Landlord with respect to any Lease Requiring Consent, providing, or causing another Person (other than CSC or any other member of the CSC Group) to provide, a guarantee, surety, letter of credit, security deposit or other security in reasonable form and amount to meet the reasonable requirements of the Landlord with respect to the creditworthiness of CSRA or its designated Subsidiary.

2.4
ReleasesCSC and CSRA shall use their respective commercially reasonable efforts to obtain a Release from each Landlord with respect to each Lease and to satisfy promptly, or cause its designated Subsidiaries to use their commercially reasonable efforts to satisfy promptly, all of the lawful and reasonable requirements of each Landlord in obtaining each Release; provided, however, that neither CSC nor CSRA shall be required to commence or pursue any Action, nor shall CSC be required to pay any consideration or incur any cost or otherwise offer or grant any accommodation (financial or otherwise), to obtain any Release.

(a)
Without limiting the foregoing, CSRA shall, or shall cause its designated Subsidiaries to, use commercially reasonable efforts to satisfy promptly, all of the lawful and reasonable requirements of each Landlord in obtaining each Release, including, without limitation:

(iii)
if required by the Landlord with respect to any Lease, entering into an agreement with such Landlord to assume, observe and perform the tenant’s obligations under such Lease during the remainder of the term of such Lease; and

(iv)
if required by the Landlord with respect to any Lease, providing, or causing another Person (other than CSC or any other member of the CSC Group) to provide, a guarantee, surety, letter of credit, security deposit or other security in reasonable form and amount to meet the reasonable requirements of the Landlord with respect to the creditworthiness of CSRA or its designated Subsidiary.

(b)
To the extent that CSC or CSRA does not obtain a Release from each Landlord with respect to any Lease, CSRA shall indemnify, defend, protect and hold harmless the CSC Indemnitees from and against, and shall reimburse each CSC Indemnitee for, all Losses incurred by any CSC Indemnitee following the Distribution Date as a result of (i) all Obligations or the failure by CSRA or any of its Subsidiaries to pay, perform, observe and discharge all Obligations or (ii) CSRA’s or its applicable Subsidiary’s use or occupancy of the respective Leased Real Properties under each such Lease, including without limitation CSRA’s or such Subsidiary’s use or occupancy of any Leased Real Property under Section 2.5 of this Agreement.

(c)
Without limiting the foregoing, to the extent that CSRA does not obtain a Release within ninety (90) days after the Distribution Date with respect to any Guaranteed Lease with a remaining term of more than eighteen (18) months, CSC may require CSRA or its applicable Subsidiary to offer to pay to the Landlord

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Exhibit 10.3

under each such Guaranteed Lease a cash deposit (to be refunded to CSRA at the expiration of the remaining term of such Guaranteed Lease) of not less than three (3) months’ rent as an inducement for such Landlord to provide a Release.

2.5
Temporary OccupancyIn the event that the Actual Closing for any Leased Real Property does not occur on or before the Distribution Date, CSC and CSRA shall use their respective commercially reasonable efforts to allow CSRA to occupy such Leased Real Property upon the terms and conditions contained in the relevant Lease and until the Actual Closing for such Leased Real Property; provided, however, that if an enforcement action or forfeiture by the relevant Landlord due to CSRA’s or its applicable Subsidiary’s occupation of such Leased Real Property constituting a breach of a Relevant Lease cannot, in the reasonable opinion of CSC, be avoided other than by requiring CSRA or its applicable Subsidiary to promptly vacate the relevant Leased Real Property, CSC may, by notice to CSRA, promptly require CSRA or its applicable Subsidiary to vacate the relevant Leased Real Property on not less than ten (10) days prior written notice. CSRA will be responsible for all Losses incurred by CSC or any of its Subsidiaries as a consequence of such occupation. Neither CSRA nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, CSC or any of its Subsidiaries with respect to any Losses incurred by CSRA or its applicable Subsidiary as a consequence of being obliged to vacate the Leased Real Property or in obtaining alternative premises, including, without limitation, any Action or forfeiture which a Landlord may take against CSRA or its applicable Subsidiary.

2.6
Performance of LeasesFollowing the Distribution Date, whether or not (i) the Actual Closing with respect to any Leased Real Property has occurred, (ii) CSRA or its applicable Subsidiary occupies such Leased Real Property under Section 2.5 of this Agreement or subleases such Leased Real Property under Section 2.7 of this Agreement or (iii) Computer Sciences GS or its applicable Subsidiary is required to vacate such Leased Real Property under Section 2.5 of this Agreement, CSRA shall pay, perform, observe and discharge promptly when due, or cause its applicable Subsidiary to pay, perform, observe and discharge promptly when due, all Obligations under the Lease of such Leased Real Property; provided, however, that if, prior to an Actual Closing, a Landlord refuses to accept direct payment, performance, observation or other discharge of Obligations by CSRA or its applicable Subsidiary, then CSC, at CSRA’s or its applicable Subsidiary’s request, shall make such payment, performance, observation or otherwise discharge such Obligations until such Actual Closing, subject to CSC’s receipt of payment from CSRA or its applicable Subsidiary of all rent and other amounts payable under the applicable Lease prior to payment by CSC to the Landlord; and provided, further, that if Computer Sciences GS or its applicable Subsidiary is required to vacate such Leased Real Property under Section 2.5 of this Agreement, CSRA or its applicable Subsidiary shall pay to (if a Landlord refuses to accept direct payment, performance, observation or other discharge of Obligations by CSRA or its applicable Subsidiary), or be entitled to be reimbursed by (if a Landlord otherwise accepts direct payment, performance, observation or other discharge of Obligations by CSRA or its applicable Subsidiary), CSC or its designated Subsidiary, monthly in advance, fifty percent (50%) of the rent and other amounts payable under the applicable Lease for the remainder of the term of such Lease.

(a)
Upon (i) the Actual Closing with respect to any Guaranteed Property or (ii) the commencement of CSRA’s or its applicable Subsidiary’s occupancy of any Leased Real Property under Section 2.5 of this Agreement or sublease of any Leased Real Property under Section 2.7 of this Agreement, CSRA and each of its applicable Subsidiaries shall obtain and maintain all insurance, in such amounts and with such coverage, terms and conditions, as the tenant is required to maintain under each such Lease; provided, however, if, prior to an Actual Closing, a Landlord refuses to accept CSRA’s performance of the insurance requirements of any Lease or CSRA’s insurer does not recognize an insurable interest on behalf of CSRA, then CSC at

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CSRA’s request shall use commercially reasonable efforts to obtain and maintain insurance policies until such Actual Closing, in such amounts and with such coverage, terms and conditions, as the tenant is required to maintain under such Lease, subject to (A) CSC’s receipt of payment from CSRA of all premiums and other amounts owing with respect to such policies prior to payment by CSC to the carriers and (B) indemnification from CSRA against any Losses which any CSC Indemnitee may suffer under or in connection with such arrangements. CSRA and each of its applicable Subsidiaries shall maintain such insurance for so long as CSC retains any Obligations with regard to the Properties or Leases subject to such insurance. Each of CSC and CSRA (each, an “Obtaining Party”) shall, when obtaining insurance pursuant to this Agreement, use commercially reasonable efforts to provide that coverage under such insurance shall not expire or be terminated or materially modified without such insurer endeavoring to provide written notice to the other Party at least thirty (30) days in advance of such expiration, termination or modification. All policies of commercial general liability insurance obtained by an Obtaining Party (or any Subsidiary of such Obtaining Party) shall designate the other Party and, as applicable, the other members of the CSC Group or the appropriate Subsidiary of CSRA, as additional insureds. On or before each such Actual Closing or the commencement of any such occupancy or sublease, and thereafter at least thirty (30) days before the expiration of any such insurance or within ten (10) days after receiving a written request from the other Party, the Obtaining Party shall deliver certificates from the issuers of all such insurance evidencing full compliance with this Section 2.6(b), together with evidence of the payment of any premiums due on account of such insurance.

(b)
CSC shall use commercially reasonable efforts to promptly deliver to CSRA or its applicable Subsidiary copies of all invoices, demands, notices and other communications received by CSC or its applicable Subsidiary or agents in connection with any of the Leased Real Properties or the Leases and shall, at CSRA’s cost and upon CSRA’s reasonable request, use commercially reasonable efforts to give notices and otherwise communicate on behalf of CSRA or its applicable Subsidiary with respect to matters relating to any Lease or Leased Real Property. CSRA shall use commercially reasonable efforts to promptly deliver to CSC copies of all demands, notices and other communications received by CSRA or its applicable Subsidiary or agents that allege any breach or default of any Lease, which breach or default could reasonably be expected to result in CSC or any of its Subsidiaries incurring any Liabilities under such Lease or relating to the applicable Leased Real Property.

2.7	Alternative Sublease
If, at any time, the relevant Lease Consent is expressly refused or if CSC does not reasonably expect to obtain such Lease Consent, CSC shall use commercially reasonable efforts to sublease (using an instrument substantially in the form of Exhibit 4 attached to this Agreement) all of the relevant Leased Real Property utilized by CSRA or its applicable Subsidiary to CSRA or such Subsidiary for the remainder of the term of the Lease (or, if required by Landlord, for a period equal to substantially all of the remainder of the term of such Lease). CSC shall apply to the relevant Landlord for the Lease Consent with respect to such sublease, and, on the grant of such Lease Consent, CSC shall sublease or cause its applicable Subsidiary to sublease to CSRA or its applicable Subsidiary the relevant Leased Real Property for the remainder of the term of the Lease Requiring Consent, at a rent equal to the rent from time to time under the Lease Requiring Consent, but otherwise on substantially the same terms and conditions as the Lease Requiring Consent, except to the extent inconsistent with this Agreement and except that CSC shall have no obligation to perform any obligations of such Landlord under such Lease. The sublease shall provide that (i) CSC shall use commercially reasonable efforts to enforce such Lease for the benefit of CSRA or its applicable Subsidiary, at CSRA’s or its applicable Subsidiary’s sole cost and expense, (ii) CSC shall not terminate or otherwise

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Exhibit 10.3

amend such Lease so as to materially adversely affect such subleased premises or CSRA’s or its applicable Subsidiary’s rights thereunder, and (iii) subject to Section 2.13 of this Agreement, CSC shall exercise such Lease rights as may be reasonably requested by CSRA or its applicable Subsidiary from time to time, at CSRA’s or its applicable Subsidiary’s sole cost and expense and subject to indemnification from CSRA against any Losses any CSC Indemnitee may suffer in connection therewith.

2.8	Form of Transfer
CSC or its applicable Subsidiary shall make the conveyance or transfer of the Owned Real Properties in accordance with Section 2.1 of this Agreement using one or more instruments substantially in the form of Exhibit 1 attached to this Agreement and shall make the assignment, sublease or transfer of the Leased Real Property in accordance with Sections 2.2 and 2.7 of this Agreement using one or more instruments substantially in the form of Exhibits 2, 3 or 4 (as applicable) attached to this Agreement (or, if any Landlord so requires, in the form of assignment reasonably proposed by the relevant Landlord), in each case with such modifications as are necessary to conform to local requirements, customs and practices to the extent necessary to render such form effective and, if requested by CSRA, recordable.

2.9	Title to the Properties
CSC makes no representations or warranties, express or implied, with respect to the quality or condition of, or any encumbrances on, the title to the Properties; and CSRA or its applicable Subsidiary shall accept the rights, title and interests of CSC or its applicable Subsidiary in and to each Owned Real Property and each Lease, subject to any defects in the quality or condition of such title and any easements, covenants, conditions, restrictions, reservations and other matters affecting, encumbering or relating to each Property.

2.10	Condition of Properties
CSC makes no representations or warranties, express or implied, with respect to the condition of the Properties; and CSRA or its applicable Subsidiary shall accept each Property in such condition and state of repair as exists on the Distribution Date, with respect to the Owned Real Properties, and on the Actual Closing Date, with respect to the Leased Real Properties, with all faults, limitations and defects (latent and apparent), without any representations or warranties, express or implied, as to its quality, merchantability or its fitness for any intended use or particular purpose. CSRA, for itself and on behalf of its Subsidiaries, acknowledges that it has had the opportunity to inspect the Properties to its full satisfaction and is familiar with the Properties. The Parties obligations under this Agreement are not conditioned upon the Properties being in any particular condition, and, any damage from condemnation or any fire or other casualty or any other change in the condition of any Property notwithstanding, CSC shall make, or cause its applicable Subsidiary to make, the conveyances, assignments and transfers under Section 2.1 and 2.2 of this Agreement, and CSRA shall accept, or cause its applicable Subsidiary to accept, all such conveyances, assignments and transfers; provided, however, in the event of any such damage from condemnation or fire or other casualty before the Distribution Date, with respect to the Owned Real Properties, or the Actual Closing, with respect to the Leased Real Properties, CSC or its applicable Subsidiary shall confer with CSRA regarding, and use commercially reasonable efforts to pursue and assign to CSRA or its applicable Subsidiary, all rights and interests of CSC or its applicable Subsidiary in and to any proceeds of insurance arising from such fire or casualty or proceeds arising from any condemnation proceeding at the time of the conveyance, assignment or transfer for the relevant Property. To the extent that there is any damage from condemnation or any fire or other casualty to any Leased Real Property prior to the Actual Closing, CSC

9

Exhibit 10.3

shall consult with CSRA prior to the exercise of any right set forth in the respective Lease with respect to such an event.

2.11	Lease Termination
If any Lease expires or is terminated prior to the Distribution Date, (a) CSC or its applicable Subsidiary shall not be required to assign or transfer such Lease, (b) CSRA or its applicable Subsidiary shall not be required to accept an assignment or transfer of such Lease or a sublease of the Leased Real Property relating to such Lease, and (c) neither Party shall have any further obligations with respect to such Lease or Leased Real Property under this Agreement.

2.12	Tenant’s Fixtures and Fittings
The Master Separation and Distribution Agreement and the other Ancillary Agreements shall govern the ownership, and the transfer of ownership, of any trade fixtures and personal property located at each Property.

2.13
Lease ExtensionsCSRA shall not enter into, and shall not permit its applicable Subsidiaries to enter into, any agreement renewing any Guaranteed Lease or extending the term of any Guaranteed Lease unless CSC is released from all Obligations, including any guaranty, surety and other security relating to such Guaranteed Lease. If CSRA or its Subsidiary wishes to remain in any Guaranteed Property after the expiration of the current term of any Guaranteed Lease, CSRA shall enter into, or cause its applicable Subsidiary to enter into, a new lease of such Guaranteed Property under which neither CSC nor any of its Subsidiaries shall have any Liabilities. If any Guaranteed Lease provides (a) a right or option to renew such Guaranteed Lease or extend the term of such Guaranteed Lease that the tenant under such Guaranteed Lease may exercise with respect to such Guaranteed Lease or (b) that such Guaranteed Lease shall renew or the term of such Guaranteed Lease shall be extended automatically if the tenant under such Guaranteed Lease fails to take an action to prevent such automatic renewal or extension, then, CSRA shall not exercise, and shall not permit its applicable Subsidiary to exercise, such right or option to renew such Guaranteed Lease or extend the term of such Guaranteed Lease, and CSRA shall take such action, or shall cause its applicable Subsidiary to take such action, as is necessary to prevent the automatic renewal of such Guaranteed Lease or the automatic extension of the term of such Guaranteed Lease. Neither CSC nor any of its Subsidiaries shall have any Liabilities under (i) any Lease that expires or is subject to renewal on or after the Distribution Date, or (ii) any new lease executed by CSRA or its Subsidiaries in connection with the CSRA Business on or after the Distribution Date.

2.14	Costs and Expenses
CSRA shall pay all out-of-pocket costs and expenses incurred in connection with obtaining the Lease Consents and the Releases by each Landlord, including, without limitation, any fee charged by any Landlord for any Lease Consent and any attorneys’ fees and any costs and expenses relating to renegotiation or renewal of any Lease. CSRA shall also pay all out-of-pocket costs and expenses payable in connection with the conveyance or transfer of the Owned Real Properties and the assignment or transfer of the Leases, including, without limitation, title insurance premiums, escrow fees, recording fees and any transfer taxes.

2.15	Landlord Estoppel Certificates

10

Exhibit 10.3

If requested to do so by CSRA, CSC will use its commercially reasonable efforts to provide estoppel certificates to landlords under the Guaranteed Leases, subject to the receipt of factual representations from CSRA in form and substance reasonably satisfactory to CSC (and subject to receipt of an acknowledgement from CSRA that it will be solely responsible for, and will hold CSC harmless against, any Liabilities which may arise from such estoppel certificate or the matters covered thereby).

2.16	Title Insurance
At the request of CSRA (and at CSRA sole cost and expense), CSC shall use its commercially reasonable efforts to obtain endorsements to existing title insurance policies held by the CSC Group providing for the transfer of such policies to CSRA or its designated Subsidiaries. CSRA may, at its own cost and expense, elect to obtain title insurance policies and/or surveys with respect to any or all of the Owned Real Properties.

3.	SHARED PROPERTIES

3.1	Falls Church Facility Lease

(a)	As of the Effective Time, CSC’s corporate headquarters and CSRA’s corporate headquarters will be located at the Falls Church Facility.

(b)
CSC or its applicable Subsidiary (as lessee) and CSRA or its applicable Subsidiary (as lessor) have entered or shall enter into a lease of portions of the Falls Church Facility pursuant to a lease agreement substantially in the agreed form attached hereto as Exhibit 5.

3.2	Sterling Facility Lease
CSC or its applicable Subsidiary (as lessor) and CSRA or its applicable Subsidiary (as lessee) have entered or shall enter into a lease of portions of the Sterling Facility pursuant to a lease agreement substantially in the agreed form attached hereto as Exhibit 6.

3.3	El Segundo Facility Sublease
CSC or its applicable Subsidiary (as sublessor) and CSRA or its applicable Subsidiary (as sublessee) have entered or shall enter into a sublease of portions of the El Segundo Facility pursuant to a sublease agreement substantially in the agreed form attached hereto as Exhibit 7.

3.4	Hanover Facility Sublease
CSC or its applicable Subsidiary (as sublessee) and CSRA or its applicable Subsidiary (as sublessor) have entered or shall enter into a sublease of portions of the Hanover Facility pursuant to a sublease agreement substantially in the agreed form attached hereto as Exhibit 8.

4.	INDEMNIFICATION

4.1	Notice of Default Under the Guaranteed Leases; Indemnification and Reimbursement

(c)
CSRA shall provide CSC with a copy of any written notice of default, notice of alleged default or other notice that CSRA or any of its Subsidiaries receives from a Landlord or a lender with respect to any Guaranteed Lease that may result in an event of default, which copy shall be given to CSC as soon as

11

Exhibit 10.3

practicable and in any event no later than fifteen (15) Business Days after CSRA’s or any of its Subsidiaries’ receipt of any such notice. CSC shall provide CSRA with a copy of any written notice of default, notice of alleged default or other notice that CSC or any member of the CSC Group receives from a Landlord with respect to any Guaranteed Lease, which copy shall be given to CSRA as soon as practicable and in any event no later than five (5) Business Days after CSC’s or any of the CSC Group members’ receipt of any such notice.

(d)
CSRA shall deliver to CSC, as soon as practicable and in any event no later than fifteen (15) Business Days after CSRA’s or any of its Subsidiaries’ receipt of any notice described in Section 4.1(a) hereof, a statement from CSRA concerning CSRA’s intentions with respect to said default or alleged default. CSC shall reasonably cooperate with any attempt by CSRA pursuant to this Section 4.1(b) to cure or contest a default or alleged default.

(i)
If CSRA indicates an intent to contest said default or alleged default, then CSRA shall engage legal counsel reasonably acceptable to CSC and shall diligently pursue such contest; provided, however, if CSC reasonably believes that CSRA is not likely to prevail in such contest and CSC reasonably believes that CSC or any member of the CSC Group will suffer adverse consequences as a result of such default or alleged default if it is not cured promptly, then, in any such event, CSC may (in its sole and absolute discretion and without any obligation to do so) give CSRA written notice of CSC’s intention to cure the default or alleged default under such Guaranteed Lease, and the Parties shall be thereafter be governed by Section 4.1(b)(iii).

(ii)
If CSRA indicates its intent to cure such default or alleged default, CSRA shall cure said default or alleged default within the time period set forth in the applicable Guaranteed Lease, or if said default or alleged default is of a character which does not permit the curing of said default or alleged default within the time period set forth in the applicable Guaranteed Lease, CSRA shall eliminate, cure, obtain a waiver or otherwise constructively address such default or alleged default and proceed diligently with respect to said default or alleged default until cured, waived or eliminated, but, in any event, in the manner required under the terms and conditions of the applicable Guaranteed Lease. So long as CSRA is working diligently to cure such default or alleged default in accordance with the foregoing, CSC shall refrain from taking actions to cure such default or alleged default and shall cooperate as reasonably requested by CSRA with respect to curing such default or alleged default or settling such dispute with the applicable Landlord; provided, however, if CSRA (A) provides written notice to CSC of its intention not to cure said default or alleged default, (B) fails to send any notice of its intentions, or (C) fails to cure a default or alleged default in accordance with its previous notice to CSC, or if CSC reasonably believes that CSC or any member of the CSC Group will suffer adverse consequences as a result of such default or alleged default if it is not cured promptly, then, in any such event, CSC may (in its sole and absolute discretion and without any obligation to do so) give CSRA written notice of CSC’s intention to cure the default or alleged default under such Guaranteed Lease and the parties shall be thereafter be governed by Section 4.1(b)(iii).

(iii)
If CSRA has not cured such default or alleged default within five (5) days after CSRA’s receipt of CSC’s written notice to CSRA pursuant to the final sentences of Sections 4.1(b)(i) or 4.1(b)(ii) (or, if such default or alleged default cannot be cured within such five (5) day period, CSRA has not commenced to cure and continued to diligently pursue such cure to completion within the grace or cure periods provided under, and otherwise in accordance with the terms of the applicable

12

Exhibit 10.3

Guaranteed Lease), then, regardless of any stated intention of CSRA, CSC may (in its sole and absolute discretion and without any obligation to do so) cure such default or alleged default on behalf of CSRA at CSRA’s sole cost and expense, and CSRA, for itself and on behalf of each of its Subsidiaries, hereby grants to CSC a license to enter upon any Leased Real Property for the purpose of effecting such cure, subject to the provisions of such Guaranteed Lease.

(iv)
If CSC or any member of the CSC Group incurs any Losses as a result of a default or alleged default under any Guaranteed Lease by CSRA or any of its Subsidiaries, and if CSRA does not pay to CSC the full amount of such Losses promptly after receipt of notice of such Losses from CSC, CSC shall be entitled to exercise any and all remedies available to it under this Agreement or under any other agreement between the parties, at law or in equity.

(e)
CSRA, for itself and as agent for each of its Subsidiaries, hereby agrees to indemnify, defend (or, where applicable, pay the costs of defense for) and hold harmless the CSC Indemnitees from and against, and shall reimburse such CSC Indemnitees for, all Losses incurred by the CSC Indemnitees by reason of (i) the incurrence by any CSC Indemnitees of reasonable out-of-pocket costs of enforcement (excluding any internal administrative costs of such CSC Indemnitees) of any terms, covenants or agreements contained in this Agreement, (ii) any and all payments or performance required of any of the CSC Indemnitees with respect to any Obligation, and (iii) any breach or default by CSRA or any of its Subsidiaries under any Guaranteed Lease. If any CSC Indemnitee incurs any such Losses, CSRA shall reimburse CSC for the full amount thereof, within ten (10) days after receiving a written demand for such Losses from CSC. In the event that, with the consent of CSC, CSRA assumes the defense of any CSC Indemnitee with respect to any Action arising out of any matter from and against which CSRA is obligated to indemnify, defend and hold harmless such CSC Indemnitee under this Section 4.1(c), such defense shall include the employment of counsel reasonably satisfactory to CSRA and CSC and the payment by CSRA of all of such counsel’s fees and expenses. CSC shall not be liable for the payment of any settlement of any such Action effected by CSRA without the written consent of CSC. CSRA shall not, without the prior written consent of CSC (not to be unreasonably withheld or delayed), effect any settlement of any Action in respect of which any CSC Indemnitee is a party and from and against which CSRA is obligated to indemnify, defend and hold harmless such CSC Indemnitee under this Section 4.1(c), unless such settlement is paid, in the first instance, by CSRA, contains no admission of wrongdoing on the part of any CSC Indemnitee, and includes an unconditional release of all CSC Indemnitees from all liability on all claims that are the subject matter of such Action. CSC agrees to cooperate reasonably with CSRA’s defense of any such Action, as reasonably requested by CSRA and at CSRA’s sole cost and expense.

4.2	Termination of Assignment Upon Breach or Event of Default
If a breach or default occurs under any of the Guaranteed Leases and such breach or default remains uncured after any applicable notice and cure period, then CSC, at its election, shall have the following non-exclusive remedies:

(d)	CSC shall be entitled to all of the rights and remedies which CSC may have under this Agreement or any other Contract or at law or in equity;

(e)
CSC shall have the right to terminate the assignment to CSRA or its applicable Subsidiary of CSC’s or its applicable Subsidiary’s right, title and interest in and to the Guaranteed Lease with respect to which there exists a default following any notice and cure period provided for in such Guaranteed

13

Exhibit 10.3

Lease, which right CSC shall exercise by written notice to CSRA. Provided that such Guaranteed Lease is not a Lease Requiring Consent, upon receiving such notice from CSC, such assignment shall be of no further force and effect; and CSRA shall assign or otherwise transfer, or cause its applicable Subsidiary to assign or otherwise transfer, to CSC all of CSRA or such Subsidiary’s right, title and interest in and to such Guaranteed Lease and any related improvements and fixtures (but excluding any furnishings, trade fixtures and business equipment) used in connection with the Leased Real Property demised under such Guaranteed Lease (collectively, the “Related Property”). If such Guaranteed Lease is a Lease Requiring Consent, then CSC may seek Landlord’s consent to reassignment of the Lease to CSC at CSRA’s sole cost and expense, and, upon the receipt of such consent, CSRA (or its Subsidiary) shall perform such assignment and transfer called for in the preceding sentence.

(f)
If CSC exercises its right to terminate the assignment to CSRA of any Guaranteed Lease, CSC shall have the immediate right to possession and use of the Leased Real Property with respect to which such breach or event of default exists and any Related Property associated with such Leased Real Property, and, upon receiving the notice of termination of such Guaranteed Lease from CSC, CSRA shall quit and vacate, or shall cause its applicable Subsidiary and all other tenants and occupants of such Leased Real Property, to quit and vacate such Leased Real Property in accordance with the requirements of such Guaranteed Lease and broom clean, with all rubbish, debris and personal property belonging to CSRA or such Subsidiary, tenant or occupant (other than the Related Property) having been removed. If CSRA or any such Subsidiary, tenant or occupant shall fail to quit and vacate such Leased Real Property after receipt of such notice of termination in accordance with the requirements of the Guaranteed Lease, CSC shall have all rights and remedies available at law and in equity to evict CSRA, or such Subsidiary, tenant or occupant from such Leased Premises.

(g)
CSRA, for itself and as agent for each of its Subsidiaries, hereby irrevocably constitutes and appoints CSC its true and lawful attorney-in-fact for the purpose of carrying out the terms and provisions of this Section 4.2 after a breach or default under this Agreement or under any Guaranteed Lease (which continues after the giving of any notice and the expiration of any cure period provided under such Guaranteed Lease), in CSRA’s or such Subsidiary’s name and stead, (i) to secure and maintain the use and possession of any Leased Real Properties with respect to which any breach or event of default exists under any Guaranteed Lease and any Related Property, (ii) to take any and all actions which CSC reasonably deems necessary to protect, maintain and secure its interest in any such Leased Real Property and Related Property, and (iii) to put and substitute one or more agents, attorney or attorneys-in-fact for CSRA or any such Subsidiary to do, execute, perform and finish for CSRA or such Subsidiary those matters which shall be reasonably necessary or advisable, or which CSRA’s agent, attorney-in-fact or its substitute shall deem reasonably necessary or advisable, with respect to such Leased Real Property or Related Property, including, without limitation, executing on behalf of CSRA any instrument deemed necessary or advisable by CSC to evidence the termination of the previous assignment, and the assignment of CSRA’s or its Subsidiary’s rights, title and interests in and to such Guaranteed Lease under this Section 4.2, as thoroughly, amply and fully as CSRA could do personally. All such powers of attorney shall be deemed coupled with an interest and shall be irrevocable.

4.3	No Obligation to Pay Rent

14

Exhibit 10.3

Nothing in this Agreement or the instruments assigning the Guaranteed Leases to CSRA or its applicable Subsidiary creates any obligation on the part of CSC to pay any amounts due or owing under any of the Guaranteed Leases.

5.	COVENANTS

5.1	Merger

(h)
As long as the Guaranteed Rent in the aggregate through the remaining life of the Guaranteed Leases exceeds four million dollars ($4,000,000), prior to the completion by CSRA of any consolidation with or merger into any Person (or of any transaction involving or related to an acquisition of a controlling interest in CSRA or a sale of all or substantially all of CSRA’s assets on a consolidated basis) (in each case, a “Transaction”), the surviving Person of such Transaction (the “Surviving Person”) shall deliver to CSC a Letter of Credit in the Required Amount to support the Surviving Person’s obligations under this Agreement (on such terms and conditions as are reasonably acceptable to CSC); provided that no such Letter of Credit shall be required if the Surviving Person of such Transaction is rated as investment grade by Standard & Poor’s or Moody’s Investor Services following the completion of the Transaction

(i)
If the Surviving Person provides the Letter of Credit under Section 5.1(a), the Surviving Person shall be obligated to maintain the Letter of Credit in the Required Amount during the term commencing on the Distribution Date and terminating on the earlier of (i) the unconditional release, expiration or termination of all of CSC’s Obligations with respect to all Guaranteed Leases or (ii) the date on which the Guaranteed Rent falls below four million dollars ($4,000,000) (such term, the “Letter of Credit Term”).

5.2	Security Interests
As long as CSC’s duties under any Obligation remain outstanding with regards to any Leased Real Properties or Leases, CSRA shall not pledge, hypothecate, collaterally assign, mortgage or otherwise encumber, or permit any lien or encumbrance upon, or grant any security interest in, any of CSRA’s rights, title or interests, as lessee or assignee, in or to any of such Leased Real Properties or Leases, except to the extent any such lien, encumbrance or security interest is subordinate to, and would not otherwise interfere with, the interests, rights or remedies of CSC with respect to such Leased Real Property or Lease under the terms of this Agreement; provided, however, that this Section 5.2 shall not apply to (a) any lien or encumbrance on any Landlord’s interest in any Leased Real Property existing as of the Distribution Date or expressly permitted under a Lease, (b) any liens against the Properties for real estate taxes or mechanics’, materialmens’ or other liens based upon claims for work, labor or materials relating to any Property, if (i) such taxes or claims are not due and payable or are being contested in good faith by appropriate proceedings and (ii) CSRA maintains adequate reserves for payment of such taxes or claims in accordance with generally accepted accounting principles, and (c) any mortgage, deed of trust or security interest on any Property or Lease in favor of the provider or providers of any senior working capital facility and/or any senior term loan facility. It shall not be considered a default of this Agreement if, within ten (10) Business Days after CSRA receives notice of a lien against a Property, CSRA causes such lien to be released of record or provides CSC with insurance against the same issued by a major title insurance company or such other protection against the same as CSC shall accept in its sole and absolute discretion.

5.3	Sharing of Information

15

Exhibit 10.3

As long as any Obligations remain outstanding under any Guaranteed Lease, CSRA will provide to CSC, no later than fifteen (15) days after the end of each fiscal quarter of CSRA, a certificate of CSRA’s Chief Operating Officer or Chief Financial Officer that (a) certifies the accuracy of an attached schedule listing each Guaranteed Lease and, with respect thereto, (i) the location of the Property covered by, and the parties to, such Guaranteed Lease, (ii) the expiration date of each Guaranteed Lease, and (iii) the current monthly rental payment by CSRA or its applicable Subsidiary and the date of any contractual escalation in the monthly rental payment under each Guaranteed Lease, and (b) certifies that CSRA is not in breach or default under any of the Guaranteed Leases and that no event exists which, with the passage of time, would become an event of breach or default (or, if applicable, identifies any exceptions).

5.4	Limitation on Assignment
As long as any Obligations remain outstanding with regards to a Guaranteed Lease, CSRA or its applicable Subsidiary may assign or otherwise transfer its rights, title and interests in and to under any such Guaranteed Lease, or sublease all or substantially all of any the Guaranteed Property, to a third party (any such proposed assignee, sublessee or transferee being a “Proposed Transferee,” and any such proposed assignment, sublease or transfer being a “Proposed Transfer”); provided, however, that (a) CSC consents to such Proposed Transfer, which consent CSC may grant or withhold in its reasonable discretion, (b) effective upon or before such Proposed Transfer, a Release of all CSC Indemnitees is obtained under such Guaranteed Lease, or (c) the Proposed Transferee is a direct or indirect wholly owned Subsidiary of CSRA, under common control with CSRA, or in control of CSRA at all times and CSRA remains primarily liable for the Obligations as if CSRA were still the tenant or assignee under the applicable Guaranteed Lease or Guaranteed Leases. Any transfer in violation of this Section 5.4 is void.

5.5	Further Assurances
At any time and from time to time, upon the request of the other Party, CSRA and CSC shall each execute and deliver to the other Party such further instruments and documents, and do such further acts and things, as such other Party may reasonably request in order to effectuate fully the purposes of this Agreement. To the extent it is possible without causing a default under any Lease, CSC shall take such other actions as may be reasonably requested by CSRA in order to place CSRA, insofar as reasonably possible, in the same position as if the Leases for any Leased Real Property for which the Actual Closing did not occur on or before the Distribution Date had been transferred as contemplated hereby.

6.	MISCELLANEOUS

6.1	Notices
All notices, requests, claims, demands and other communications under this Agreement shall be made and delivered in conformity with Section 11.6 of the Master Separation and Distribution Agreement.

6.2	Amendment and Waiver
This Agreement may be terminated, modified or amended at any time prior to the Effective Time by and in the sole discretion of CSC without the approval of CSRA or the stockholders of CSC. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person. After the Effective Time, this Agreement may not be terminated, modified or amended except by an agreement in writing signed by CSC and CSRA. No failure to exercise and no delay in exercising, on the part of any

16

Exhibit 10.3

Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.3	Entire Agreement
This Agreement, together with the documents referenced herein (including the Master Separation and Distribution Agreement), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Master Separation and Distribution Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

6.4	Assignment; Successors and Assigns
This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a Party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant Party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. No assignment permitted by this Section 6.4 shall release the assigning Party from liability for the full performance of its obligations under this Agreement. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns

6.5	Severability
In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.6	Governing Law; Jurisdiction
This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any Party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any choice-of-law or conflict of law principles that might lead to the application of the laws of any other jurisdiction. Subject to the provisions of Section 9 of the Master Separation and Distribution Agreement, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Fairfax County Circuit Court and any appeals courts thereof or (b) the United States District Court for the Eastern District of Virginia and any appeals courts thereof (the courts referred to in clauses (a) and (b), the “Virginia Courts”), for the purposes of any

17

Exhibit 10.3

suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Section 9 of the Master Separation and Distribution Agreement or to prevent irreparable harm, and to the non-exclusive jurisdiction of the Virginia Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 11.6 of the Master Separation and Distribution Agreement shall be effective service of process for any action, suit or proceeding in the Virginia Courts with respect to any matters to which it has submitted to jurisdiction in this Section 6.6. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Virginia Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.7	Waiver of Jury Trial
EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

6.8	Counterparts
This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

6.9	Third Party Beneficiaries
This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

6.10	Force Majeure
No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable Parties of the nature and

18

Exhibit 10.3

extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

6.11	Double Recovery
Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

6.12	Title and Headings
Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

6.13	Construction
The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
[Signature Page Follows]

19

Exhibit 10.3

SIGNATORY
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

COMPUTER SCIENCES CORPORATION
By:     /s/ Paul Saleh
Name:     Paul Saleh
Title:     Chief Financial Officer
CSRA INC.
By:     /s/ Kevin M. Libby
Name:     Kevin M. Libby
Title:     Assistant Treasurer

Signature Page to Real Estate Matters Agreement